Exhibit 99.3

Offer to Exchange
5.20% Series B Senior Notes Due 2019
For any and all Outstanding
5.20% Senior Notes Due 2019
of
L-3 COMMUNICATIONS CORPORATION

          , 2005

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:

L-3 Communications Corporation (the “Company”) and the subsidiaries of the Company named in Schedule I hereto (the “Guarantors”) are offering (the “Exchange Offer”) to exchange $2,000 in principal amount of the Company’s new 5.20% Series B Senior Notes due 2019 (the “Exchange Notes”), for each $2,000, and in integral multiples of $1,000 thereafter, in principal amount of outstanding 5.20% Senior Notes due 2019 (the “Old Notes”). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof, upon the terms and subject to the conditions of the enclosed Prospectus, dated          , 2010 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”). The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes are freely transferable by holders thereof (except as provided herein or in the Prospectus) and are not subject to any covenant regarding registration under the Securities Act of 1933, as amended (the “Securities Act”). The Old Notes are unconditionally guaranteed (the ” Old Guarantees”) by the Guarantors on a senior subordinated basis, and the Exchange Notes will be unconditionally guaranteed (the “New Guarantees”) by the Guarantors on a senior subordinated basis. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offer in exchange for the outstanding Old Guarantees of the Old Notes for which such Exchange Notes are issued in exchange.

Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the “Exchange Offer” include the Guarantors’ offer to exchange the New Guarantees for the Old Guarantees, references to the “Company” include the Guarantors as issuers of the New Guarantees and the Old Guarantees, references to the “Exchange Notes” include the related New Guarantees and references to the “Old Notes” include the related Old Guarantees.

The Company will accept for exchange any and all Old Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.

WE ARE ASKING YOU TO CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OLD NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD OLD NOTES REGISTERED IN THEIR OWN NAMES.

The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Old Notes pursuant to the Exchange Offer. You will, however, be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay all transfer taxes, if any, applicable to the tender of Old Notes to them or their order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

Enclosed are copies of the following documents:

1. A form of letter which you may send, as a cover letter to accompany the Prospectus and related materials, to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions with regard to the Exchange Offer.

2. The Prospectus.

3. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients.

4. A form of Notice of Guaranteed Delivery.

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Your prompt action is requested. The Exchange Offer will expire at 12:00 P.M., New York City time, on          , 2010 unless the Exchange Offer is extended by the Company. The time at which the Exchange Offer expires is referred to as the “Expiration Date.” Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 12:00 P.M. on the Expiration Date.

To participate in the Exchange Offer, certificates for Old Notes, or a timely confirmation of a book-entry transfer of such Old Notes into the Exchange Agent’s account at The Depository Trust Company, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Letter of Transmittal and the Prospectus.

If holders of the Old Notes wish to tender, but it is impracticable for them to forward their Old Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “The Exchange Offer Guaranteed Delivery Procedures” and the Letter of Transmittal.

Additional copies of the enclosed materials may be obtained from the Exchange Agent, The Bank of New York Mellon, by calling           and directing your inquiries to

Very truly yours,

L-3 COMMUNICATIONS CORPORATION

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

SCHEDULE I

Broadcast Sports Inc., a Delaware corporation
D.P. Associates Inc., a Virginia corporation
Electrodynamics, Inc., an Arizona corporation
International Resources Group Ltd., a Delaware corporation
Interstate Electronics Corporation, a California corporation
L-3 Chesapeake Sciences Corporation, a Maryland corporation
L-3 Communications Advanced Laser Systems Technology, Inc., a Florida corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L-3 Communications Applied Signal and Image Technology, Inc., a Maryland corporation
L-3 Communications Avionics Systems, Inc., a Delaware corporation
L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation
L-3 Communications Cyterra Corporation, a Delaware corporation
L-3 Communications Dynamic Positioning and Control Systems, Inc., a California corporation
L-3 Communications Electron Technologies, Inc., a Delaware corporation
L-3 Communications EO/IR, Inc., a Florida corporation
L-3 Communications EOTech, Inc., a Delaware corporation
L-3 Communications ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L-3 Communications Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Germany Holdings, LLC, a Delaware limited liability company
L-3 Communications InfraredVision Technology Corporation, a California corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L-3 Communications Klein Associates, Inc., a Delaware corporation
L-3 Communications MariPro, Inc., a California corporation
L-3 Communications Mobile-Vision, Inc., a New Jersey corporation
L-3 Communications Nova Engineering, Inc., an Ohio corporation
L-3 Communications Security and Detection Systems, Inc., a Delaware corporation
L-3 Communications Shared Services, LLC, a Delaware limited liability corporation
L-3 Communications Sonoma EO, Inc., a California corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace, LLC, a Delaware limited liability company
L-3 Communications Westwood Corporation, a Nevada corporation
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L-3 G.A. International, Inc., a Florida corporation
L-3 Global Communications Solutions, Inc., a Virginia corporation
L-3 Services, Inc., a Delaware corporation
L-3 Unmanned Systems, Inc., a Texas corporation
Lincom Wireless, Inc., a Delaware corporation
Microdyne Communications Technologies Incorporated, a Maryland corporation
Microdyne Corporation, a Maryland corporation
Microdyne Outsourcing Incorporated, a Maryland corporation
Pac Ord Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear Inc., a Delaware corporation
Titan Facilities, Inc., a Virginia corporation

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